                                                                                                                                                                                                                                                                                                        Exhibit 10-V

Form of Special 2006 Performance Incentive Arrangement

[The CEO will not participate in this arrangement] [Date] 2006

To: [Name]

Subject: 2006 Officer Retention Incentive Program

Overview
As a retention incentive, and to reward performance in support of the Company's objectives, the Compensation Committee of the Board of Directors has approved a special retention incentive program. [Pending Compensation Committee final approval, you have been selected to participate in this program because of your role in leading the Company's efforts toward improved performance.]

[The Committee has approved the target award and the performance-based objectives related to this program.] The award will be paid 50% in cash (paid in three annual installments) and 50% in restricted stock equivalents (RSEs). You will have the opportunity to earn the RSEs on a performance basis. Metrics for the RSE opportunity will be based equally on CBG PBT and CBG Quality.

There will be a one-year performance period after which the Compensation Committee of the Board of Directors will determine the final award. The final award RSEs will have a two-year restriction. Dividend equivalents will be credited in the form of additional RSEs during the restriction period, however, no dividends or equivalents will be paid or credited during the performance period. As soon as feasible after the end of the restriction period, the RSEs will be converted to shares of Ford Common Stock, less shares withheld to cover applicable taxes.

The RSEs are subject to the terms and conditions of the 1998 Long-Term Incentive Plan. [All other conditions that apply to the annual performance-based RSE program apply to this program.]

Target Award Value
➢	Your total award opportunity is: [ ]

Your continued leadership is greatly appreciated and is essential to the Company's ongoing success.